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                                  EXHIBIT 99
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Tuesday October 31, 10:44 am Eastern Time

Press Release

International Fuel Technology Announces Letter of Intent to Purchase Diesel Products, Inc.

ST. LOUIS--(BUSINESS WIRE)--Oct. 31, 2000--A letter of intent has been executed by International Fuel Technologies, Inc. (IFT) (OTC BB: IFUE - news), a St.
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Louis-based company involved in the development of pollution control technologies, for the purchase of the assets of Diesel Products, Inc. (DPI), also located in St. Louis. DPI has developed and commercialized the Fuel Preporator, a patented fuel filter system that replaces the primary fuel filter in internal combustion engines, and effectively removes entrained air, particulate matter and water from fuel, thereby reducing harmful exhaust emissions while increasing engine performance.

Upon completion of the acquisition of DPI, and assuming successful completion of the recently announced transactions with Interfacial Technologies (UK) Ltd. and Mr. Don Thompson, the shares of IFT issued to DPI's shareholders will represent approximately 25% of the total shares outstanding of IFT. The acquisition is subject to the negotiation and execution of a definitive agreement containing customary terms and conditions. The transaction is also conditioned upon board of director, shareholder and regulatory approvals for both companies, as well as the completion of satisfactory due diligence.

"The opportunity to join forces with the team at DPI should create an immediate impact on IFT in a number of crucial areas, including revenue and cash flow generation, distribution channel synergies, potential penetration of new markets for IFT's other technologies, and enhancement of our technical expertise." said William Lindenmayer, President of IFT. "DPI has already established a marketplace for its Fuel Preporator within a number of industries, including bus fleets, construction equipment and mining. With our anticipated access to capital and our current management structure, DPI can significantly increase the pace of its commercial penetration, while at the same time creating potential synergies with our other technologies."

"What particularly attracted us to DPI's Fuel Preporator technology was the broad range of its impact on harmful emissions and engine performance. Given the EPA and state regulations already in place, and the likelihood of even more far reaching regulations in the future, the fact that the Fuel Preporator addresses a spectrum of harmful emissions is very important. Still, in today's economy it is engine performance that attracts users to a new technology, and with DPI's technology users see a noticeable improvement in fuel economy, quicker more reliable starts, improved cold weather performance, and greater overall engine power and performance. We are especially excited about joining the Fuel Preporator with one or more of our other technologies to produce a range of options that deliver a level of environmental and engine performance unmatched by any other single competitor."
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Ray Savala and Steve Dennison, co-founders of DPI, have guided commercialization of the Fuel Preporator technology since 1998. The original Fuel Preporator prototype was tested at the University of Illinois at Urbana-Champaign by the Mechanical and Engineering College, with ongoing testing in mining operations located in Utah and Missouri, in bus fleets in Tennessee, national waste hauling firms, and at a corporate laboratory for Freightliner, the largest truck manufacturer in North America.

"The opportunity to immediately and significantly expand our sales and marketing efforts, as well as our testing efforts for new applications, such as in stationary generators, is very attractive to us." said Ray Savala, President of DPI. "While the opportunity to accelerate the efforts of DPI under the IFT umbrella is exciting, we have also decided to take this step because of what DPI can accomplish in partnership with IFT's other technologies." stated Steve Dennison, Executive Vice President.

Upon completion of the acquisition, DPI will become a separate division of IFT, and its single manufacturing and assembly operation will remain in Fenton, Missouri.
Statements contained in this release that are not strictly historical are forward-looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that such forward-looking statements involve risks and uncertainties that may cause the company's actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to, the company's ability to obtain financing adequate to fund its operations, the company's ability to generate revenues, the company's ability to develop a market for its products and other factors more fully described in the Company's literature and its filings with the Securities and Exchange Commission.

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Contact:
        International Fuel Technology Inc., St. Louis
        William Lindenmayer, 314/727-3333
        www.peerfuel.com
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